Press Release

FOR IMMEDIATE RELEASE

American Mold Guard Reports Second Quarter 2007 Results

SAN JUAN CAPISTRANO, Calif., August 1, 2007 (PRIME NEWSWIRE) - American Mold Guard, Inc. (NASDAQCM: AMGI - News), an industry leader in the field of antimicrobial surface treatment services, today announced financial results for its second quarter ended June 30, 2007.

Second Quarter Results

The Company reported second quarter 2007 revenue of $1.88 million, a decrease of 28 percent from $2.59 million for the second quarter of 2006. Revenue in the second quarter of 2007 decreased from the second quarter of 2006 as the Company's Gulf Region restoration business slowed and as builders in California and Florida reduced their new housing starts in an effort to decrease new home inventory. Gross margin for the second quarter of 2007 improved by over seven points to 49.8 percent or $.94 million, as compared to 42.6 percent or $1.10 million for the second quarter of 2006. The gross margin percentage increase was realized through improved crew productivity, optimized material usage, reduced material cost and reduced equipment rental costs.

The Company reported a net loss for the second quarter of 2007 of $1.35 million, or $.29 per share, as compared to a net loss of $3.55 million, or $1.57 per share, for the second quarter of 2006. Lower second quarter 2007 revenue was offset by higher gross margin percentages, lower selling, general and administrative expenses and the Company recorded interest income as compared to interest expense that was incurred in 2006.

"Weak demand and high inventory levels in the housing market stalled the Company's revenue growth this quarter as several jobs scheduled for completion in the second quarter pushed out. However, multi-family mold prevention sales continued to be a bright spot for the company, despite a decline in single family mold prevention projects" said Tom Blakeley, Chief Executive Officer. "Our sales focus continues to target national multi-family construction and our expansion plans are on-track with the recent addition of sales personnel in Atlanta, Chicago and Seattle. Financially, in July 2007, the Company finalized a financing agreement that provides up to $4.0 million of additional funds and operationally in the second quarter we were able to once again deliver record gross margins while reducing selling, general and administrative costs" added Mr. Blakeley. "We continue to be very focused on the development of our infection control services, by working with two major hospitals in the fight against hospital-acquired infections" concluded Mr. Blakeley.

Conference Call and Webcast

American Mold Guard will discuss its second quarter 2007 results, on a conference call today beginning at 1:30 p.m. Pacific Daylight Time. You can listen to the call by Domestic Dial at 888-713-4213 or by International Dial at 617-213-4865 using the participant passcode 13895507.

You can also access the conference call via a live webcast at http://www.theconferencingservice.com/prereg/key.process?key=PGX. Prior to the call, the company intends to post on its website a copy of the company's current report on Form 8-K dated August 1, 2007 disclosing the matters addressed in this press release, including the company's operating results for the quarter ended June 30, 2007. The Company's web site can be accessed at www.americanmoldguard.com under "Investor Relations / Press Releases".

About American Mold Guard and AMG Scientific, LLC

American Mold Guard, Inc. (Nasdaq:AMGI), founded in 2002, is the industry leader in the field of antimicrobial surface treatment services. Its mold prevention services are primarily focused on the residential real estate construction industry in California, Florida, Georgia, Illinois, Louisiana, Mississippi, Texas and Washington with active expansion throughout the United States. Its mold prevention customers include many of the largest national and regional home builders. Visit: www.americanmoldguard.com. Through its wholly-owned subsidiary, AMG Scientific LLC, the Company is focused on assisting hospitals, large organizations and institutions in combating the problem of infectious diseases on interior surfaces. Visit: www.amgscientific.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company's financial position, results of operations, market position, product and service development and market strategy. These statements may be identified by the fact that they use words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," "will likely result," "will continue," "may," "could" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, competitive product and service development, the ability to fully develop the Company's surface infection control services, future broad market acceptance of mold and hospital acquired infection prevention services, difficulties in raising additional capital in the future, difficulties and delays in establishing the "Mold Guard" brand, the impact of the absence of significant proprietary technology underlying the company's services, a continued and long-term dependence on a limited number of customers, changes to the inventory levels of the company's raw materials suppliers, the impact of a continued absence of exclusive or long-term commitments from the company's customers, changes in the anticipated size or trends of the markets in which the company competes, judicial decisions and governmental laws and regulations, and changes in general economic conditions in the markets in which the company may compete. For further details and a discussion of these and other risks and uncertainties, see the company's periodic reports including current reports on Form 8-K, quarterly reports on Form 10-QSB and the annual report on Form 10-KSB, furnished to and filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For Further Information:

RedChip.

Sanford Diday

1-800-733-2447

sanford@redchip.com

www.RedChip.com

At the Company: Investor Relation Contact

Paul Bowman
Chief Financial Officer
(949) 240-5144
pbowman@americanmoldguard.com

AMERICAN MOLDGUARD, INC.
CONDENSED CONSOLIDATED (UNAUDITED) STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30, 2006	June 30, 2007	June 30, 2006	June 30, 2007

Revenue	$ 2,591,968	$ 1,876,280	$ 5,353,622	$ 3,978,598
Cost of revenue
Direct costs	1,449,341	886,375	3,013,296	1,881,720
Depreciation expense	38,056	54,851	71,614	131,118
Total cost of revenue	1,487,397	941,226	3,084,910	2,012,838

Gross margin	1,104,571	935,054	2,268,712	1,965,760

Selling, general and administrative expenses	2,738,263	2,288,980	4,302,568	4,615,354
Loss from operations	(1,633,692)	(1,353,926)	(2,033,856)	(2,649,594)

Interest income\(expense)	(1,913,352)	6,563	(2,642,050)	56,561
Loss before income tax provision	(3,547,044)	(1,347,363)	(4,675,906)	(2,593,033)

Provision for income taxes	965	5,016	4,833	5,997
Net loss	(3,548,009)	(1,352,379)	(4,680,739)	(2,599,030)

Dividends on cumulative preferred stock	11,720	-	304,163	-
Net Loss applicable to Common stockholders	(3,559,729)	(1,352,379)	(4,984,902)	(2,599,030)

Basic and diluted net loss per share	$ (1.57)	$ (0.29)	$ (2.92)	$ (0.56)

Dividends accumulated for the year on cumulative preferred stock	$ (0.01)	$ -	$ (0.19)	$ -

Net loss attributable to Common stock per share	$ (1.58)	$ (0.29)	$ (3.11)	$ (0.56)

Weighted average number of Common shares outstanding-
basic and diluted	2,260,871	4,629,535	1,601,586	4,625,522

AMERICAN MOLDGUARD, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2006	June 30, 2007
		(Unaudited)

ASSETS

Current Assets:
Cash & cash equivalents	$ 4,554,890	$ 1,493,313
Accounts receivable, less allowance for doubtfull accounts	1,222,339	1,531,734
Inventories	125,347	58,565
Prepaid expenses and deposits	409,027	280,696
Other current assets	27,399	-
Total Current Assets	6,339,002	3,364,308

Restricted cash	752,653	104,375
Property and equipment, net	875,319	726,615
Intangible assets, net	2,368	1,691

Total Assets	$ 7,969,342	$ 4,196,989

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities
Accounts payable and accrued liabilities	$ 1,150,286	$ 822,595
Lease line of credit, current portion	146,326	-
Accrued payroll and related expenses	661,346	312,441
Short term notes payable	1,581	1,581
Total Current Liabilities	1,959,539	1,136,617

Long-Term Liabilities
Lease line of credit, net of current portion	460,767	-

Total Liabilities	$ 2,420,306	$ 1,136,617

Stockholders' Equity (Deficiency)
Common stock	16,606,734	16,615,990
Additional paid-in capital	6,920,413	7,021,524
Accumulated deficiency	(17,978,111)	(20,577,142)
Total Stockholders' Equity (Deficiency)	5,549,036	3,060,372

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)	$ 7,969,342	$ 4,196,989
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